Exhibit 99.1

Allscripts Announces First Quarter 2021 Results

  First quarter GAAP EPS of $0.06; non-GAAP diluted EPS of $0.19
  First quarter bookings of $194 million up 6% from the first quarter of 2020
  Generated $56 million of cash flow from continuing operations and $35 million of free cash flow in the first quarter

CHICAGO--(BUSINESS WIRE)--April 29, 2021--Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) announced its financial results for the three months ended March 31, 2021.

Bookings(1) were $194 million in the first quarter of 2021. This result compares with $183 million in the first quarter of 2020. Contract revenue backlog totaled $4.0 billion as of March 31, 2021.

First quarter 2021 revenue was $368 million compared with $381 million in the first quarter of 2020.

On a GAAP basis in the first quarter of 2021, income from operations was $13 million compared with a GAAP loss from operations in the first quarter of 2020 of $27 million. Non-GAAP income from operations in the first quarter of 2021 was $38 million compared with $8 million in the first quarter of 2020.

GAAP net income in the first quarter of 2021 totaled $9 million compared with net loss of $20 million in the first quarter of 2020. Non-GAAP net income in the first quarter of 2021 was $28 million compared with $3 million in the first quarter of 2020.

GAAP earnings per share in the first quarter of 2021 was $0.06 compared with loss per share of $0.20 in the first quarter of 2020. Non-GAAP diluted earnings per share in the first quarter of 2021 was $0.19 compared with $0.02 in the first quarter of 2020.

Adjusted EBITDA totaled $67 million in the first quarter of 2021, compared with $37 million in the first quarter of 2020.

“Entering 2021, Allscripts continued to benefit from our strategic investments in distinctive, relevant and comprehensive solutions for our clients across the provider, payer and life sciences end markets. While regional uncertainty remains regarding the trajectory of COVID-19, we are optimistic as the pace of vaccinations increases, patient volumes recover, and we see expanded demand for closed loop connectivity to real world data,” said Paul M. Black, Allscripts Chief Executive Officer. “We were pleased with our strong first quarter results, as we gained from a more robust selling environment and a determined discipline around our cost structure. Looking forward expect a steady, purposeful focus on improving margins, generating free cash flow and serving our clients as they lead their organizations through the pandemic.”

2021 Financial Outlook(2)

Allscripts is affirming its prior annual outlook and currently expects to achieve:

  Revenue of $1.5 billion
  Adjusted EBITDA between $240 million and $260 million
  Free cash flow between $90 million and $100 million

Conference Call

Allscripts will conduct a conference call today, Thursday, April 29th, 2021, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13718264.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13718264.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware and other client services on a continuing operations basis.
(2)

In providing financial guidance, the company does not reconcile Adjusted EBITDA and free cash flow to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP net income and operating cash flow such as acquisition-related amortization, asset impairment charges and restructuring and other costs, any of which may be significant, are outside of its control and/or cannot be reasonably predicted. Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP financial measures, see the non-GAAP financial reconciliation tables in this release (Tables 4, 5 and 6).

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2021 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our 2021 outlook, profitability initiatives and strategic priorities. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “look forward,” “pipeline” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance or events. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: our ability to achieve the margin targets associated with our margin improvement initiatives within the contemplated time periods, if at all; the magnitude, severity and duration of the COVID-19 pandemic, including the impacts of the pandemic, along with the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; our use of the proceeds from the sale of our EPSi and CarePort businesses; the failure by Practice Fusion to comply with the terms of its settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; our ability to recover from third parties (including insurers) any amounts required to be paid in connection with Practice Fusion’s settlement agreements with the DOJ and related inquiries; the expected financial results of businesses acquired by us; the successful integration of businesses acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our Enterprise Information Solutions business (the “EIS business”); our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; risks associated with investments and acquisitions; the performance of our products; our ability to protect our intellectual property rights; the outcome of other legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third-party technologies; risks related to global operations; variability of our quarterly operating results; risks related to our outstanding indebtedness; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Allscripts Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$513.4	$531.1
Restricted cash	2.1	6.4
Accounts receivable, net	359.1	347.3
Contract assets	106.9	106.7
Income tax receivable	25.4	25.4
Prepaid expenses and other current assets	128.5	136.3
Total current assets	$1,135.4	$1,153.2
Fixed assets, net	67.4	72.2
Software development costs, net	188.7	193.2
Intangible assets, net	273.9	286.6
Goodwill	974.8	974.7
Deferred taxes, net	5.8	5.8
Contract assets - long-term	45.8	43.7
Right-of-use assets - operating leases	90.2	96.6
Other assets	89.4	91.6
Total assets	$2,871.4	$2,917.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26.9	$35.9
Accrued expenses	93.5	100.2
Accrued compensation and benefits	84.1	118.8
Deferred revenue	380.4	334.8
Current operating lease liabilities	22.6	22.3
Current liabilities attributable to discontinued operations	272.9	322.8
Total current liabilities	880.4	934.8
Long-term debt	169.4	167.6
Deferred revenue	3.0	3.4
Deferred taxes, net	16.9	18.2
Long-term operating lease liabilities	87.7	93.5
Other liabilities	35.3	33.9
Total liabilities	$1,192.7	$1,251.4
Total stockholders’ equity	$1,678.7	$1,666.2
Total liabilities and stockholders’ equity	$2,871.4	$2,917.6

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Software delivery, support and maintenance	$222.7	$232.1
Client services	145.7	149.3
Total revenue	368.4	381.4
Cost of revenue:
Software delivery, support and maintenance	70.7	73.1
Client services	118.1	148.2
Amortization of software development and acquisition-related assets (a)	29.5	28.1
Total cost of revenue	218.3	249.4
Gross profit	150.1	132.0
Selling, general and administrative expenses	81.7	92.8
Research and development	49.2	59.4
Amortization of intangible and acquisition-related assets	5.8	6.7
Income (loss) from operations	13.4	(26.9)
Interest expense, net (b)	(2.8)	(10.1)
Other	0.7	0.1
Income (loss) before income taxes	11.3	(36.9)
Income tax (provision) benefit	(2.7)	4.5
Income (loss) from continuing operations, net of tax	8.6	(32.4)
Income (loss) from discontinued operations	0.0	16.2
Gain (loss) on sale of discontinued operations	0.6	0.0
Income tax (provision) from discontinued operations	(0.1)	(4.2)
Income (loss) from discontinued operations, net of tax	0.5	12.0
Net Income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders	$9.1	($20.4)

Income (loss) from continuing operations per share - basic	$0.06	($0.20)
Income (loss) from discontinued operations per share - basic	$0.00	$0.07
Income (loss) per share - basic	$0.06	($0.13)
Income (loss) from continuing operations per share - diluted	$0.06	($0.20)
Income (loss) from discontinued operations per share - diluted	$0.00	$0.07
Income (loss) per share - diluted	$0.06	($0.13)

Weighted average common shares outstanding:
Basic	140.2	162.5
Diluted	149.1	162.5

	Three Months Ended March 31,
	2021	2020

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	22.6	19.9
Amortization of acquisition-related intangible assets	6.9	8.2
Total amortization of software development and acquisition-related assets	$29.5	$28.1

(b) Interest expense are comprised of the following for the periods presented:
Interest expense	(1.3)	(4.8)
Interest income	0.4	0.5
Non-cash charges to interest expense	(1.9)	(5.8)
Interest expense, net	($2.8)	($10.1)

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$9.1	($20.4)
Less: Income(loss) from discontinued operations	0.5	12.0
Income (loss) from continuing operations	$8.6	($32.4)
Non-cash adjustments to net income (loss):
Depreciation and amortization	44.0	49.5
Operating right-to-use asset amortization	5.0	5.5
Stock-based compensation expense	8.7	10.0
Deferred Taxes	(1.1)	(2.2)
Other (income) loss, net	1.7	(1.3)
Total non-cash adjustments to net income (loss)	58.3	61.5
Cash impact of changes in operating assets and liabilities:
Assets	41.7	24.4
Liabilities	(52.7)	(15.5)
Accrued DOJ settlement	0.0	(57.3)
Total cash impact of changes on operating assets and liabilities	(11.0)	(48.4)
Net cash provided by (used in) operating activities - continuing operations	55.9	(19.3)
Net cash provided by (used in) operating activities - discontinued operations	(51.4)	15.6
Net cash provided by (used in) operating activities	4.5	(3.7)
Cash flows from investing activities:
Capital expenditures	(2.4)	(2.8)
Capitalized software	(18.1)	(26.5)
Sales (purchases) of equity securities, other investments and related intangible assets, net	(0.2)	(3.0)
Sale of other investments	1.7	0.0
Cash provided by (used in) investing activities - Continuing Operations	(19.0)	(32.3)
Cash provided by (used in) investing activities - Discontinued Operations	0.0	(2.1)
Net cash provided by (used in) investing activities	(19.0)	(34.4)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(6.0)	(3.2)
Payments for issuance costs on 0.875% Convertible Senior Notes	0.0	(0.8)
Credit facility payments	0.0	(80.0)
Credit facility borrowings, net of issuance costs	0.0	210.0
Repurchase of common stock	0.0	(9.7)
Payment of acquisition and other financing obligations	(1.5)	(2.9)
Net cash provided by (used in) financing activities	(7.5)	113.4
Effect of exchange rate changes on cash and cash equivalents	0.0	(0.7)
Net increase (decrease) in cash and cash equivalents	(22.0)	74.6
Cash, cash equivalents and restricted cash, beginning of period	537.5	137.5
Cash, cash equivalents and restricted cash, end of period	$515.5	$212.1

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Gross profit, as reported	$150.1	$132.0
Acquisition-related amortization	6.9	8.2
Stock-based compensation expense	1.8	1.6
Restructuring and other	0.0	4.2
Total non-GAAP gross profit	$158.8	$146.0

Income (loss) from operations, as reported	$13.4	($26.9)
Acquisition-related amortization	12.7	14.9
Stock-based compensation expense	11.8	10.9
Restructuring and other	0.0	9.0
Total non-GAAP income from operations	$37.9	$7.9

Net income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders, as reported	$9.1	($20.4)
Loss (income) from discontinued operations	0.0	(16.2)
(Gain) on sale of business, net	(0.6)	0.0
Income tax provision from discontinued operations	0.1	4.2
Income (loss) from continuing operations, net of tax	$8.6	($32.4)
Acquisition-related amortization	12.7	14.9
Stock-based compensation expense	11.8	10.9
Restructuring and other	0.0	9.0
Non-cash charges to interest expense and other	1.3	5.8
Tax rate alignment	(6.2)	(5.5)
Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc.	$28.2	$2.7

Non-GAAP effective tax rate	24%	24%

Weighted shares outstanding - basic	140.2	162.5
Weighted shares outstanding - diluted	149.1	163.7
Less effect of convertible note hedges	(2.6)	0.0
Non-GAAP Weighted shares outstanding - diluted	146.5	163.7

GAAP Income (loss) from continuing operations per share - diluted	$0.06	($0.20)
Non-GAAP Income (loss) per share - diluted	$0.19	$0.02

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss) from continuing operations, as reported	$8.6	($32.4)
Plus:
Interest expense and other, net (a)	0.2	4.4
Depreciation and amortization	44.0	49.5
Equity in net (income) loss of unconsolidated investments	0.0	(0.2)
Tax provision/(benefit)	2.7	(4.5)
EBITDA	$55.5	$16.8
Plus:
Stock-based compensation expense	11.8	10.9
Restructuring and other	0.0	9.0
Adjusted EBITDA	$67.3	$36.7

Adjusted EBITDA margin (b)	18.3%	9.6%
(a) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% and 0.875% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.
Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities - continuing operations	$55.9	($19.3)
Cash flows from investing activities:
Capital expenditures	(2.4)	(2.8)
Capitalized software	(18.1)	(26.5)
Free cash flow	$35.4	($48.6)

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents non-GAAP gross profit, gross margin, income from operations, Adjusted EBITDA, Adjusted EBITDA margin, effective income tax rate, net income, diluted earnings per share and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures are presented below:

  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related amortization, stock-based compensation expense and restructuring and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of revenue in the applicable period. Reconciliations to GAAP gross profit are found in Table 4 within this press release.
  Non-GAAP income from operations consists of GAAP income (loss) from operations, as reported, and excludes acquisition-related amortization, stock-based compensation expense, and restructuring and other costs. Reconciliations to GAAP income (loss) from operations are found in Table 4 within this press release.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: depreciation and amortization; stock-based compensation expense; restructuring and other costs; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit). Reconciliations to GAAP net income/(loss) are found in Table 5 within this press release.
  Adjusted EBITDA margin is a non-GAAP measure that is calculated by dividing Adjusted EBITDA by revenue. See the reconciliations in Table 5 within this press release with respect to Adjusted EBITDA.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.
  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. consists of GAAP net income/(loss) from continuing operations, as reported, and adds back acquisition-related amortization; stock-based compensation expense; restructuring and other costs; non-cash charges to interest expense and other. Non-GAAP net income includes a GAAP to non-GAAP tax rate alignment adjustment. Reconciliations to GAAP net income/(loss) attributable to Allscripts Healthcare Solutions, Inc. are found in Table 4 within this press release.
  Non-GAAP diluted weighted shares outstanding consists of diluted weighted shares outstanding, as reported, less the effect of the capped call hedges related to the 0.875% Convertible Notes.
  Non-GAAP diluted earnings per share consist of non-GAAP net income, as defined above, divided by non-GAAP weighted shares outstanding – diluted during the applicable period.
  Free cash flow consists of GAAP cash flows from continuing operations in the applicable period, net of capital expenditures and capitalized software costs. Reconciliations to GAAP cash flows from continuing operations are found in Table 6 within this press release.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Restructuring and Other Costs. Restructuring and other costs relate to certain legal proceedings and investigations, consulting, severance, incentive compensation and other charges incurred in connection with activities that are considered not reflective of our core business.

Allscripts excludes restructuring and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the conversion option embedded in the 1.25 percent Cash Convertible Notes and 0.875 percent Convertible Notes issued by Allscripts during the second quarter of 2013 and fourth quarter of 2019, respectively.

Equity in Net loss (income) of Unconsolidated Investments. Equity in net loss (income) of unconsolidated investments represents Allscripts share of the equity earnings of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP gross profit, gross margin, income from operations, effective income tax rate, net income, diluted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments and restructuring and other costs made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating income, net income, diluted earnings per share, Adjusted EBITDA and/or Adjusted EBITDA margin to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income, diluted earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Contacts

Investors:
Stephen Shulstein
312-386-6735
stephen.shulstein@allscripts.com

Media:
Tom Lynch
312-386-6765
tom.lynch@allscripts.com